SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

_________________

AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

                                             Bermuda                                                  Not applicable
                              (State or other jurisdiction                  (I.R.S. Employer Identification No.)
                          of incorporation or organization)

_________________

The Boyle Building, 2nd Floor

31 Queen Street

Hamilton, Bermuda HM 11

(Address of principal executive offices)

_________________

2007 Incentive Stock Plan

(Full title of the plan)

_________________

Randolph L. Hutto

c/o American Safety Insurance Services, Inc.

100 Galleria Parkway

Suite 700

Atlanta, Georgia 30339

770-916-1908

(Name, address, and telephone number, including area code, of agent for service)

__________________________

Copies to:

W. Brinkley Dickerson, Jr.

Troutman Sanders LLP

600 Peachtree Street, Suite 5200

Atlanta, Georgia 30308

404-885-3000

CALCULATION OF REGISTRATION FEE

---------------------------------- ------------------------- ---------------------- -------------------------- ----------------------
                                                               Proposed Maximum
    Title of Securities to be      Amount to be Registered    Offering Price Per        Proposed Maximum             Amount of
           Registered                        (1)                   Share (2)        Aggregate Offering Price     Registration Fee
---------------------------------- ------------------------- ---------------------- -------------------------- ----------------------
Common Stock, par value $0.01          2,000,000 shares             $18.67                 $37,340,000               $1,146.34
per share
---------------------------------- ------------------------- ---------------------- -------------------------- ----------------------

(1)     Pursuant to Rule 416(a) under the Securities Act of 1933, as amended, this Registration Statement also includes an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the 2007 Incentive Stock Plan.
(2)     Estimated solely for the purpose of calculating the registration fee, in accordance with Rule 457(c) and (h) under the Securities Act of 1933, as amended, based on the average of the high and low prices per share reported on the New York Stock Exchange on August 10, 2007.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The documents containing the information specified in this Part I of Form S-8 will be sent or given to participants of the 2007 Incentive Stock Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). Such documents need not be filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

Upon written or oral request, American Safety Insurance Holdings, Ltd. (the “Company”) shall provide without charge the documents incorporated by reference in Item 3 of Part II of this Registration Statement. The Company will also provide, without charge, upon written or oral request, other documents required to be delivered to employees pursuant to Rule 428(b) under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act. Requests for the above-mentioned documents should be directed to Randolph L. Hutto, Secretary and General Counsel, c/o American Safety Insurance Services, Inc., 100 Galleria Parkway, Suite 700, Atlanta, Georgia 30339, telephone number 770-916-1908.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference.

The following documents filed by the Company with the Securities and Exchange Commission are incorporated herein by reference and made a part hereof:

    (a)        The Company’s latest Annual Report on Form 10-K and Form 10K/A, for the fiscal year ended December 31, 2006 filed with the Commission on March 15, 2007 and March 21, 2007, respectively;

    (b)        The Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2007 filed with the Commission on May 10, 2007 and June 30, 2007 file with the Commission on August 9, 2007;

    (c)        The Company’s Current Reports on Form 8-K filed with the Commission on April 30, 2007, May 15, 2007 and July 30, 2007; and

    (d)        The description of the Company’s Common Stock, par value $0.01, contained in the Company’s Registration Statement on Form S-1, as filed with the Commission on December 19, 1997, including any amendments or reports filed for the purpose of updating such descriptions.

All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be a part of this Registration Statement from the date of the filing of such reports and documents with the Commission.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein, or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein, modifies or supersedes such statement. Any statement contained in this registration statement shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4. Description of Securities.

Not applicable.

Item 5. Interests of Named Experts and Counsel.

Not applicable

Item 6. Indemnification of Directors and Officers.

Section 98 of the Bermuda Companies Act 1981, as amended (the “Companies Act”) provides generally that a Bermuda company may indemnify its directors, officers and auditors against any liability which by virtue of Bermuda law otherwise would be imposed on them, except in cases where such liability arises from the fraud or dishonesty of which such director, officer or auditor may be guilty in relation to the company. Section 98 further provides that a Bermudian company may indemnify its directors, officers and auditors against liability incurred by them in defending any proceedings, whether civil or criminal, in which judgment is awarded in their favor or they are acquitted or in which they are acquitted or granted relief by the Supreme Court of Bermuda in certain proceedings arising under Section 281 of the Companies Act.

The Company may also advance moneys to an officer or auditor for the costs, charges and expenses incurred by the officer or auditor in defending any civil or criminal proceedings against them, on condition that the officer or auditor shall repay the advance if any allegation of fraud or dishonesty is proved against them.

The Company has adopted provisions in its Bye-Laws that provide that the Company shall indemnify its officers and directors to the maximum extent permitted under the Companies Act. The Company has also adopted provisions in its Bye-Laws that provide that each shareholder of the Company and the Company itself agrees to waive any claim or right of action he or it might have, whether individually or by or in the right of the Company, against any director or officer on account of any action taken by such director or officer, or the failure of such director or officer to take any action, in the performance of his duties, or supposed duties, with or for the Company, provided that such waiver shall not extend to any matter in respect of any fraud or dishonesty which may attach to such director or officer.

The Company has directors and officers liability insurance that insures the directors and officers of the Company against certain liabilities.

Item 7. Exemption from Registration Claimed.

Not applicable.

Item 8. Exhibits.

The following is a list of all exhibits filed as part of this Registration Statement or, as noted, incorporated by reference into this Registration Statement:

                 Exhibit No.          Description

4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on January 27, 1998)

4.2	Amended and Restated Declaration of Trust of American Safety Capital Trust dated as of May 22, 2003 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2003)

4.3	Indenture dated as of May 22, 2003 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2003)

4.4	Guarantee Agreement dated as of May 22, 2003 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2003)

4.5	Amended and Restated Trust Agreement of American Safety Capital Trust II dated as of September 30, 2003 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.6	Junior Subordinated Indenture dated as of September 30, 2003 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.7	Guarantee Agreement dated as of September 30, 2003 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.8	Common Securities Subscription Agreement dated as of September 30, 2003 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.9	Amended and Restated Declaration of Trust of American Safety Capital Trust III dated as of November 17, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.10	Indenture dated as of November 17, 2005 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.11	Subscription Agreement dated as of November 17, 2005 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.12	Guarantee Agreement dated as of November 17, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.13	Parent Guarantee Agreement dated as of November 17, 2005 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

5.1*	Opinion of Appleby

23.1*	Consent of BDO Seidman, LLP

23.2*	Consent of Appleby (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

* Filed herewith

Item 9. Undertakings.

(a)     The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement; and

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in paragraphs (a)(1)(i) and (a)(1)(ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement;

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act and, where applicable, each filing of the Plan’s annual report pursuant to Section 15(d) under the Exchange Act, that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Atlanta, Georgia, on this 14 day of August, 2007.

                                            AMERICAN SAFETY INSURANCE HOLDINGS, LTD.

                                            By:  /s/Stephen R. Crim
                                                 Stephen R. Crim
                                                 CEO/President

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Stephen R. Crim and Randolph L. Hutto or either of them (with full power to each of them to act alone), as his true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him and on his behalf to sign any and all amendments (including, without limitation, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto and any documents required to be filed with respect therewith, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises in order to effectuate the same as fully to all intents and purposes as he might or could do if personally present, hereby ratifying and confirming all that such attorneys-in-fact and agents, or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Exchange Act of 1933, this Registration Statement has been signed by the following persons on behalf of the Registrant in the capacities indicated.

       Signature                        Title                                       Date

By:  /s/Stephen R. Crim           Chief Executive Officer, President (Principal    08/14/07
     Stephen R. Crim              Executive Officer) and Director

By:  /s/William C. Tepe           Chief Financial Officer and Treasurer            08/14/07
     William C. Tepe              (Principal Financial and Accounting Officer)

       Signature              Title                                    Date

By:  /s/Cody W. Birdwell      Director                               08/14/07
     Cody W. Birdwell

By:  /s/David V. Brueggen     Chairman of the Board and Director     08/14/07
     David V. Brueggen

By:  /s/Lawrence I. Geneen    Director                               08/14/07
     Lawrence I. Geneen

By:  /s/Steve L. Groot        Director                               08/14/07
     Steven L. Groot

By:  /s/Frank D. Lackner     Director                               08/14/07
     Frank D. Lackner

By:  /s/Thomas W. Mueller     Director                               08/14/07
     Thomas W. Mueller

By:  /s/William A. Robbie     Director                               08/14/07
     William A. Robbie

By:  /s/Jerome D. Weaver     Director                               08/14/07
     Jerome D. Weaver

EXHIBIT INDEX

                    Exhibit No.                 Description

4.1	Specimen Common Share Certificate (incorporated by reference to Exhibit 4.1 to Amendment No. 1 to the Registration Statement on Form S-1/A, filed with the SEC on January 27, 1998)

4.2	Amended and Restated Declaration of Trust of American Safety Capital Trust dated as of May 22, 2003 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2003)

4.3	Indenture dated as of May 22, 2003 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2003)

4.4	Guarantee Agreement dated as of May 22, 2003 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on June 5, 2003)

4.5	Amended and Restated Trust Agreement of American Safety Capital Trust II dated as of September 30, 2003 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.6	Junior Subordinated Indenture dated as of September 30, 2003 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.7	Guarantee Agreement dated as of September 30, 2003 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.8	Common Securities Subscription Agreement dated as of September 30, 2003 (incorporated by reference to Exhibit 4.4 to the Company’s Current Report on Form 8-K, filed with the SEC on October 15, 2003)

4.9	Amended and Restated Declaration of Trust of American Safety Capital Trust III dated as of November 17, 2005 (incorporated by reference to Exhibit 4.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.10	Indenture dated as of November 17, 2005 (incorporated by reference to Exhibit 4.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.11	Subscription Agreement dated as of November 17, 2005 (incorporated by reference to Exhibit 4.3 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.12	Guarantee Agreement dated as of November 17, 2005 (incorporated by reference to Exhibit 10.1 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

4.13	Parent Guarantee Agreement dated as of November 17, 2005 (incorporated by reference to Exhibit 10.2 to the Company’s Current Report on Form 8-K, filed with the SEC on November 22, 2005)

5.1*	Opinion of Appleby

23.1*	Consent of BDO Seidman, LLP

23.2*	Consent of Appleby (included in Exhibit 5.1)

24.1*	Power of Attorney (included on signature page)

* Filed herewith